Exhibit 99.1

JOINT FILING AGREEMENT

Pursuant to Rule 13(d)-1(k)(l) under the Securities Exchange Act of 1934, the undersigned hereby agree that only one statement containing the information required by Schedule 13D need be filed with respect to the ownership by each of the undersigned of the class A exchangeable subordinate voting shares of Brookfield Business Holdings Corporation (formerly Brookfield Business Corporation).

Dated: March 30, 2026

BROOKFIELD CORPORATION

By:	/s/ Swati Mandava
Name: Swati Mandava
Title: Managing Director, Legal and Regulatory

BROOKFIELD BUSINESS CORPORATION

By:	/s/ A.J. Silber
Name: A.J. Silber
Title: Managing Director and Corporate Secretary

BAM PARTNERS TRUST, by its trustee, BAM CLASS B PARTNERS INC.

By:	/s/ Kathy Sarpash
Name: Kathy Sarpash
Title: Secretary

BPEG BN HOLDINGS LP, by its general partner, BROOKFIELD PRIVATE EQUITY INC.

By:	/s/ A.J. Silber
Name: A.J. Silber
Title: Director

BROOKFIELD BUSINESS PARTNERS LIMITED

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary

BROOKFIELD BUSINESS PARTNERS L.P., by its general partner, brookfield business partners limited

By:	/s/ Jane Sheere
Name: Jane Sheere
Title: Secretary